Exhibit 99.1

Worksport Acquires Multiple New Customers and Provides General Shareholder Update

TORONTO – July 7th, 2020 — Worksport Ltd (Formerly Franchise Holdings International Ltd)., (OTCQB: FNHI) (or the “Company”) is reporting that it has acquired multiple new customers within North America, its primary market, with recent orders totalling hundreds of thousands of dollars and growing. The Company is also providing a general update to shareholders. Worksport manufactures technologically innovative tonneau covers for the international light truck market.

The tonneau covers are being produced at Worksport’s new, established and larger Chinese factory, which provides room for additional growth and will be occupied with Worksport orders for the foreseeable future. “This is a very important development,” said Worksport CEO Steven Rossi. “With better access to materials and closer proximity to major Chinese transportation lines, we can produce our advanced tonneau covers for a wide spectrum of Worksport-branded and private-label customers.”

Rossi said that as a result of enhanced manufacturing capacity, three new light truck covers are being launched in the coming 30 days, with three additional new models already in design. “We will provide as much information as possible about these new Worksport products as soon as we can,” Rossi added. “We are pleased, however, to report a specific development, that the factory is backlogged with orders of the Worksport SC3 Tri Fold tonneau cover.”

Worksport’s patent and portfolio is now nearing 30 individual assets and is expanding internationally and growing rapidly, Rossi added. “Shareholders now own a very valuable wordmark, patent and trademark portfolio,” Rossi said. “The security of our intellectual property has mattered enormously to Worksport. It has enabled us to operate freely and grow in the U.S., our principal market. The patents and trademarks have led to almost all the other company milestones, such as our record year-end financials.” The Worksport quarterly report for the period ending March 31, 2020, whose results were affected by COVID-19, has now been posted on SEDAR. In other Worksport developments:

●	Worksport is working diligently towards continuing growth in market share and brand recognition
●	Initial feedback from its customers are that Worksport’s covers are superior to others and are selling faster than had been anticipated
●	Worksport’s team is working diligently on launching its TerraVis model as well as information on its all-new product offerings

“We are devoting most of our marketing focus to expanding our Worksport-branded tonneau cover business,” Rossi said. “We will be extremely selective with future private label customers and prospects as we switch our focus and vision. Our vision is to continue to grow Worksport’s brand as a leader and innovator in the global automotive accessory market as both an aftermarket and OEM supplier.”

In the near future, Worksport will be announcing developments relating to a new website, media assets, a public offering, its sales & supply chain, the much anticipated TerraVis, and other new IP assets, Rossi said.

About Worksport Ltd.

Worksport Ltd., an innovative manufacturer of high quality, functional, and aggressively priced tonneau/truck bed covers for light trucks like the F150, Sierra, Silverado, Canyon, RAM, and Ford F-Series. For more information please visit www.worksport.com. Currently listed on the OTCQB Market under the trading symbol “FNHI.”

Connect with Worksport:

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For further information please contact:

Mr. Steven Rossi
CEO & Director

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Franchise Holdings International

T: 1-888-554-8789
E: srossi@worksport.com

Forward-Looking Statements

This document may contain forward-looking statements, relating to Franchise Holdings International Inc. operations or to the environment in which it operates, which are based on Franchise Holdings International Inc. operations, estimates, forecasts and projections. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict, and/or are beyond Franchise Holdings Internationals Inc.’s control. A number of important factors could cause actual outcomes and results to differ materially from those expressed in these forward-looking statements. Consequently, readers should not place any undue reliance on such forward-looking statements. Franchise Holdings International Inc. disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. No Stock Exchange or Regulation Services Provider accepts responsibility for the adequacy or accuracy of this release.